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                                                                EXHIBIT 23

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Group Maintenance America Corp.

  We consent to incorporation by reference in the registration statements (No. 333-41749, No. 333-41751 and No. 333-58651) on Form S-8 of Group Maintenance
America Corp. of (i) our report dated April 27, 1998, relating to the consolidated balance sheet of Premex, Inc. and Subsidiary as of March 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, and (ii) our report dated July 9, 1998, relating to the balance sheet of Barr Electric Corporation as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended, which reports appear in the current report on Form 8-K/A of Group Maintenance America Corp. dated July 20, 1998.

                                          KPMG PEAT MARWICK LLP

Houston, Texas

July 17, 1998